UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 01, 2026

American Healthcare REIT, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-41951	47-2887436
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18191 Von Karman Avenue, Suite 300
Irvine, California		92612
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 949 270-9200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AHR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information reported in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported in our Current Report on Form 8-K filed on February 21, 2024, we, through American Healthcare REIT Holdings, LP, or our Operating Partnership, as borrower, certain of our subsidiaries, or the subsidiary guarantors, and our company, collectively as guarantors, entered into an agreement on February 14, 2024, or the 2024 Credit Agreement, that amended, restated, superseded and replaced an existing credit agreement, with Bank of America, N.A., or Bank of America, as administrative agent and letters of credit issuer; KeyBanc Capital Markets and Citizens Bank, National Association, or Citizens Bank, as joint lead arrangers for the revolving facility and the term loan facility; BofA Securities, Inc., as a joint lead arranger and sole bookrunner for the revolving facility and the term loan facility; and certain lenders named therein, to obtain a credit facility with an aggregate maximum principal amount up to $1,150,000,000, or the 2024 Credit Facility. The 2024 Credit Facility consisted of a senior unsecured revolving credit facility in the initial aggregate amount of $600,000,000 and a senior unsecured term loan facility in the initial aggregate amount of $550,000,000.

On April 1, 2026, we, through our Operating Partnership, as borrower, certain of our subsidiaries, or the subsidiary guarantors, and our company, collectively as guarantors, entered into an agreement, or the Second Amendment, that amends the 2024 Credit Agreement, as amended through a first amendment dated December 9, 2024, with Bank of America, as administrative agent and letters of credit issuer; Citizens Bank, Fifth Third Bank, National Association, or Fifth Third Bank, and KeyBank, National Association, as syndication agents for the revolving facility and the term loan facility and letters of credit issuers; Bank of the West, as a syndication agent for the term loan facility; Fifth Third Bank as documentation agent for the term loan facility; Truist Bank and Regions Bank, as managing agents for the term loan facility; Citibank, N.A., Credit Agricole Corporate and Investment Bank, Morgan Stanley Bank, N.A., Regions Bank, Royal Bank of Canada and Truist Bank, as managing agents for the revolving facility; KeyBanc Capital Markets, Fifth Third Bank and Citizens Bank as joint lead arrangers for the revolving facility and the term loan facility; and BofA Securities, Inc., as a joint lead arranger and sole bookrunner for the revolving facility and the term loan facility, to amend certain terms of the 2024 Credit Facility.

Unless defined herein, all capitalized terms are as defined in the 2024 Credit Agreement as conformed through the Second Amendment, or the 2026 Credit Agreement. The 2026 Credit Agreement provides for an amended revolving facility and term loan facility, or the 2026 Credit Facility, with: (i) Revolving Loans that mature on April 1, 2030, with two extension options, first, until October 1, 2030, and, second, until April 1, 2031, subject to the satisfaction of certain conditions, including payment of an extension fee; and (ii) Term Loans that mature on January 19, 2027, and may not be extended. The principal amount of the Term Loans under the 2026 Credit Facility is $550,000,000. The principal amount of the available Revolving Loans under the 2026 Credit Facility is $800,000,000, which may be increased by an aggregate incremental amount such that after giving effect thereto, the maximum aggregate amount of Term Loans and available Revolving Loans does not exceed $1,850,000,000, subject to: (i) the terms of the 2026 Credit Agreement; and (ii) at least five business days’ prior written notice to Bank of America.

The 2026 Credit Facility bears interest at varying rates based upon, at our option, (i) the Daily Simple Secured Overnight Financing Rate, or Daily Simple SOFR, plus the Applicable Rate for Daily SOFR Rate Loans or (ii) the Term Secured Overnight Financing Rate, or the Term SOFR, plus the Applicable Rate for Term SOFR Rate Loans. If, under the terms of the 2026 Credit Agreement, there is an inability to determine the Daily Simple SOFR or the Term SOFR, then the 2026 Credit Facility will bear interest at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans. The loans may be repaid in whole or in part without prepayment premium or penalty, subject to certain conditions.

Under the 2026 Credit Agreement, we are required to pay a facility fee as determined in the Debt Ratings Based Pricing Grid or the Consolidated Leverage Ratio Based Pricing Grid, as applicable depending on how the Applicable Rate is then determined, multiplied by the actual daily amount of the Aggregate Revolving Commitments, or, if the Aggregate Revolving Commitments have terminated, the Outstanding Amount of all Revolving Loans and L/C Obligations, regardless of usage.

The 2026 Credit Agreement contains various affirmative and negative covenants that are customary for credit facilities and transactions of this type, including limitations on the incurrence of debt by our Operating Partnership and its subsidiaries and limitations on secured recourse indebtedness. The 2026 Credit Agreement also imposes certain financial covenants based on the following criteria: (a) Consolidated Leverage Ratio; (b) Consolidated Secured Leverage Ratio; (c) Consolidated Tangible Net Worth; (d) Consolidated Fixed Charge Coverage Ratio; (e) Consolidated Unencumbered Leverage Ratio; (f) Consolidated Unencumbered Interest Coverage Ratio; and (g) Secured Recourse Indebtedness.

The 2026 Credit Agreement requires us to add additional subsidiaries as guarantors in the event the value of the assets owned by the subsidiary guarantors falls below a certain threshold as set forth in the 2026 Credit Agreement. In the event of default, Bank of America has the right to terminate the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions under the 2026 Credit Agreement, and to accelerate the payment on any unpaid principal amount of all outstanding loans and all interest accrued and unpaid thereon. The aggregate borrowing capacity under the 2026 Credit Facility was $1,350,000,000 as of April 1, 2026.

The material terms of the 2026 Credit Agreement are qualified in their entirety by the Second Amendment, which includes the conformed copy of the 2024 Credit Agreement through the Second Amendment as an annex thereto, attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Certain agents, arrangers and lenders to the 2026 Credit Agreement, and their affiliates, have performed and may in the future perform commercial banking, investment banking, underwriting and advisory services for us and/or our affiliates from time to time for which they have received and may in the future receive customary fees and reimbursement of expenses.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1

Second Amendment to Second Amended and Restated Credit Agreement, dated April 1, 2026, by and among American Healthcare REIT Holdings, LP, American Healthcare REIT, Inc. and certain subsidiaries and Bank of America, N.A., KeyBank, National Association, Citizens Bank, National Association, Bank of the West, Credit Agricole Corporate and Investment Bank, Fifth Third Bank, National Association, Citibank, N.A., Morgan Stanley Bank, N.A., Truist Bank, Regions Bank, Royal Bank of Canada, KeyBanc Capital Markets and BofA Securities, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Healthcare REIT, Inc.

Date:	April 7, 2026	By:	/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson Title: Interim Chief Executive Officer and President